UNITED STATES BANKRUPTCY COURT

DISTRICT OF DELAWARE

In re: BURLINGTON INDUSTRIES, INC., a Delaware corporation, et al., Debtors.	: : : : :	Chapter 11 Jointly Administered Case No. 01-11282 (RJN)

MODIFICATIONS TO FIRST AMENDED JOINT PLAN OF REORGANIZATION

OF BURLINGTON INDUSTRIES, INC. AND ITS DEBTOR SUBSIDIARIES

The above-captioned debtors and debtors in possession (collectively, the “Debtors”) hereby propose the following additions and modifications to the First Amended Joint Plan of Reorganization of Burlington Industries, Inc. and Its Debtor Subsidiaries, dated August 27, 2003 (as included in the solicitation packages, the “Plan”), pursuant to section 1127 of the Bankruptcy Code, 11 U.S.C. §§ 101-1330, and Section XIII.C of the Plan:

1.	Section I.A.112 of the Plan is modified and restated as follows:[1]

112.    “Released Parties” means, collectively, (a) any Debtor, any Reorganized Debtor, any Estate, the Buyer, the BII Distribution Trust, the Distribution Trust Representative, any member of the Creditors’ Committee, any Prepetition Lender and any DIP Lender and (b) each of their respective directors, officers, employees, partners, members, shareholders, attorneys, accountants, underwriters, investment bankers, financial advisors and agents serving on or after the Petition Date.

2.	Section IV.B.6.a of the Plan is modified and restated as follows:

a. BII	Distribution Trust

Prior to the Effective Date, the BII Distribution Trust shall be established pursuant to the BII Distribution Trust Agreement, for the purpose of liquidating the Distribution Trust Assets, resolving all Disputed Claims and making all Distributions to holders of Allowed Claims (other than those to be assumed by the Buyer or Reorganized Purchased Debtors, as applicable, pursuant to Sections III.A.1.c and III.A.1.d) in accordance with the terms of the Plan. On the Effective Date, the Distribution Trust

[1]	All modified and restated Plan provisions are marked to reflect the modifications thereto.

Assets shall be transferred to and vest in the BII Distribution Trust. Subject to and to the extent set forth in Section IV.B.6 and any other applicable provision of the Plan, the Confirmation Order, the BII Distribution Trust Agreement or other agreement (or any other order of the Bankruptcy Court entered pursuant to or in furtherance hereof), the BII Distribution Trust (and the Distribution Trust Representative on its behalf) shall be empowered to: (i) effect all actions and execute all agreements, instruments and other documents necessary to implement the Plan and the WLR Purchase Agreement; (ii) market, liquidate, sell, transfer or otherwise dispose of the Distribution Trust Assets; (iii) make Distributions contemplated hereby; (iv) establish and administer any reserves with respect to Disputed Claims; (v) comply herewith and with its obligations hereunder; (vi) object to Claims and resolve such objections as set forth in Section VII.A; (vii) employ professionals to represent it with respect to its responsibilities; (viii) exercise such other powers as may be vested in it or as deemed by it to be necessary and proper to implement the provisions thereof; (ix) liquidate any assets of any Reorganized Debtor whose New Common Stock or New Subsidiary Equity Interests, as applicable, are issued to the BII Distribution Trust; (x) dissolve any Reorganized Debtor whose New Common Stock or New Subsidiary Equity Interests, as applicable, are issued to the BII Distribution Trust, as necessary or appropriate; and (xi) close or dismiss the applicable Reorganization Cases, as appropriate. The BII Distribution Trust shall be a “representative of the estate” under section 1123(b)(3)(B) of the Bankruptcy Code. The BII Distribution Trust Agreement also may provide for the establishment of a BII Distribution Trust Advisory Committee to oversee the actions of the Distribution Trust Representative and fulfill any further functions specified in the BII Distribution Trust Agreement. The responsibilities, functions and members of any BII Distribution Trust Advisory Committee will be identified in the Plan Supplement.

3.	Section IV.B.6.b of the Plan is modified and restated as follows:

b.	Distribution Trust Representative

The Distribution Trust Representative, whose identity shall be disclosed as part of the Plan Supplement, shall be appointed by the Creditors’ Committee and shall be the exclusive trustee of the assets of the BII Distribution Trust for purposes of 31 U.S.C. § 3713(b) and 26 U.S.C. § 6012(b)(3), as well as the representative of the consolidated Estates of the Debtors appointed pursuant to section 1123(b)(3)(B) of the Bankruptcy Code. Powers, rights and responsibilities of the Distribution Trust Representative shall be specified in the BII Distribution Trust Agreement and shall include the authority and responsibility to: (i) receive, manage, invest, supervise, liquidate and protect the Distribution Trust Assets; (ii) pay taxes or other obligations incurred by the trust; (iii) retain and compensate, without further order of the Bankruptcy Court, the services of professionals to advise and assist in the administration, prosecution and Distribution of the Distribution Trust Assets; (iv) calculate and implement Distributions of the Distribution Trust Assets; (v) prosecute, compromise and settle in accordance with the specified terms of the Plan and the BII Distribution Trust Agreement all Disputed Claims; (vi) liquidate any assets of any Reorganized Debtor whose New Common Stock or New Subsidiary Equity Interests, as applicable, are issued to the BII Distribution Trust; and (vii) dissolve any Reorganized Debtor whose New Common Stock or New

Subsidiary Equity Interests, as applicable, are issued to the BII Distribution Trust, as necessary or appropriate. The Distribution Trust Representative will also have the authority to close or dismiss the applicable Reorganization Cases, as appropriate. Other rights and duties of the Distribution Trust Representative and the beneficiaries shall be as set forth in the BII Distribution Trust Agreement. The Distribution Trust Representative shall liquidate the Distribution Trust Assets in accordance with the applicable provisions of the BII Distribution Trust Agreement.

4.	Section IV.B.6.g of the Plan is modified and restated as follows:

g.	Tax Treatment

The BII Distribution Trust is generally intended to be treated for federal income tax purposes as a liquidating trust for the benefit of creditors within the meaning of Treasury Regulations section 301.7701-4(d); accordingly, the distribution to the BII Distribution Trust in respect of holders of Allowed Claims shall be treated for all purposes of the Internal Revenue Code as a transfer of such distribution to the creditors who are the beneficiaries of the BII Distribution Trust, and a transfer by the beneficiary-creditors to the BII Distribution Trust, who will be treated as the grantors and deemed owners of the BII Distribution Trust. The Distribution Trust Representative shall be required by the BII Distribution Trust Agreement to file federal tax returns for the BII Distribution Trust as a grantor trust (and/or a disputed ownership fund with respect to the Unsecured Claims Reserve and the Administrative Claims Reserve) pursuant to applicable Treasury Regulations, and any income of the BII Distribution Trust will be treated as subject to tax on a current basis. The BII Distribution Trust Agreement will provide that the Distribution Trust Representative may pay such taxes on behalf of the beneficiary-creditors from the Distribution Trust Assets. In addition, the BII Distribution Trust Agreement will require consistent valuation of the property distributed to the BII Distribution Trust by the Distribution Trust Representative and the beneficiary-creditors for all federal income tax purposes. The BII Distribution Trust Agreement will provide that the sole purpose of the BII Distribution Trust will be to liquidate and distribute (including objecting to Claims and determining the proper recipients and amounts of Distributions to be made from the BII Distribution Trust, including the Unsecured Claims Reserve and the Administrative Claims Reserve) the assets transferred to it for the benefit of the beneficiary-creditors who shall be determined to hold Allowed Claims as expeditiously as reasonably possible, dissolve any of the Debtors and Burlington’s nondebtor subsidiaries which remain in existence after the Effective Date and which are not sold in a sale once their continued existence is no longer necessary, not to engage in any trade or business, and to terminate upon the completion of such liquidation and distribution. The BII Distribution Trust Agreement will provide that such termination shall occur no later than three years after the Effective Date, unless the Bankruptcy Court shall approve an extension based upon a finding that such an extension is necessary for the BII Distribution Trust to complete its claims resolution and liquidating purpose. The BII Distribution Trust Agreement will also limit the investment powers of the Distribution Trust Representative in accordance with IRS Rev. Proc. 94-45 and will require the BII Distribution Trust to distribute at least annually to the beneficiary-creditors (as such may have been determined at such time) its net income (net of any taxes paid on behalf of the beneficiary-creditors), except for amounts retained as reasonably necessary to maintain the value of the Distribution Trust Assets or to meet claims and contingent Liabilities (including Disputed Claims).

5.	Section IV.D.3.e is added to the Plan as follows::

e.	No Nondebtor Release from Liability to the United States

Notwithstanding any language to the contrary contained in the Disclosure Statement, Plan, and/or Confirmation Order, no provision shall release any nondebtor, including any officer and/or director of the Debtors and/or any nondebtor included in the Released Parties, from liability to the United States of America and any of its agencies, including the U.S. Securities and Exchange Commission, in connection with any civil or criminal action brought by such governmental unit against such person(s).

6.	Section IV.D.3.f is added to the Plan as follows:

f.	Reservation of the United States Environmental Protection Agency

Nothing in the Plan or the Confirmation Order shall limit any entity’s liabilities to a governmental unit under applicable police and regulatory statutes or regulations as an owner or operator of property after the Effective Date. Nothing in the Plan or the Confirmation Order shall release, discharge or preclude any claim or remedy of the United States Environmental Protection Agency (“U.S. EPA”) or any state environmental agency that is not within the definition of a Claim as of the Effective Date. Any Claim held by the U.S. EPA or any state environmental agency on or before the Effective Date is subject in all respect to the terms of the Plan and this Confirmation Order; provided, however, that nothing in this sentence abrogates the first sentence hereof. Moreover, any and all rights, remedies and defenses of the Debtors, the Reorganized Debtors, the Estates and any other entity under applicable environmental laws in connection with the foregoing are specifically reserved and unaffected by the Plan and the Confirmation Order.

7.	Section V.E.1.b of the Plan is modified and restated as follows:

b.    The obligations of each Debtor to indemnify any person who, at any time prior to the Effective Date, served as a director, officer or employee of such Debtor, which indemnity obligation arose by reason of such person’s service in any such capacity or as a director, officer or employee of another corporation, partnership or other legal entity, whether provided in the applicable certificates of incorporation, by-laws or similar constituent documents, by statutory law or by written agreement, policies or procedures of or with such Debtor, will terminate and be discharged pursuant to sections 502(e) and 1141 of the Bankruptcy Code or otherwise, as of the Effective Date and upon the purchase of the insurance described in Section V.E.1.a above; provided, however, that, to the extent that such indemnification obligations no longer give rise to contingent Claims that can be disallowed pursuant to section 502(e) of the Bankruptcy

Code, such indemnification obligations will be deemed and treated as executory contracts that are rejected by the applicable Debtor pursuant to the Plan and section 365 of the Bankruptcy Code, as of the Effective Date, and any Claims arising from such indemnification obligations (including any rejection damage claims) will be subject to the bar date provisions of the Plan.

8.	Section VI.E.1.a is modified and restated as follows:

a.	Unsecured Claims Reserve

On the Effective Date, the Unsecured Claims Reserve will be established for the benefit of holders of Allowed Claims in Class 4. The Distribution Trust Agreement will fund the Unsecured Claims Reserve with the Remaining Proceeds. The Unsecured Claims Reserve will remain in full force and effect for three years from the Effective Date.

9.	Section VII.A.2 is modified and restated as follows:

2.	Authority to Prosecute Objections

After the Confirmation Date, only the Debtors or the BII Distribution Trust will have the authority to File, settle, compromise, withdraw or litigate to judgment objections to Claims, including pursuant to any alternative dispute resolution or similar procedures approved by the Bankruptcy Court. After the Effective Date, only the BII Distribution Trust will have such authority and may settle or compromise any Disputed Claim, in accordance with the BII Distribution Trust Agreement, without approval of the Bankruptcy Court. Notwithstanding the foregoing, after the Effective Date, the Reorganized Purchased Debtors or Buyer may File, settle, compromise, withdraw or litigate to judgment objections to any Claims for which they have assumed liability under the Plan and the WLR Purchase Agreement. Notwithstanding anything to the contrary in the Plan, the United States Trustee may file and prosecute objections to any Fee Claim Filed by a Professional for services rendered prior to the Effective Date.

Dated: October 21, 2003	Respectfully submitted,

BURLINGTON INDUSTRIES, INC. (for itself and on behalf of its subsidiaries)

	By:	/s/ JOHN D. ENGLAR
	Name:	John D. Englar
	Title:	Senior Vice President

COUNSEL:

Daniel J. DeFranceschi (DE Bar No. 2732)

Rebecca L. Booth (DE Bar No. 4031)

RICHARDS, LAYTON & FINGER, P.A.

One Rodney Square

P.O. Box 551

Wilmington, Delaware 19899

Phone: (302) 651-7700

-and-

David G. Heiman (OH 0038271)

Michelle Morgan Harner (OH 0064833)

Gus Kallergis (OH 0071557)

JONES DAY

North Point

901 Lakeside Avenue

Cleveland, Ohio 44114

(216) 586-3939

ATTORNEYS FOR DEBTORS AND

DEBTORS IN POSSESSION